Free Writing Prospectus Dated January 18, 2006	Filed Pursuant to Rule 433(d) Registration Statement No. 333-130289 January 18, 2006

European Investment Bank
¥50,000,000,000 1.90% Notes due 2026
Final Term Sheet

Issuer	European Investment Bank (EIB)
Rating	AAA/Aaa/AAA
Currency/Size	JPY 50,000,000,000
Maturity	26-Jan-2026 (20-yrs)
Settlement	26-Jan-2006
Coupon	1.9% (Semi-annual)
Reoffer	99.036%
Yield	1.959%
Spread	JL #83 +0.4bp (JGB Curve Flat)
JL83 Ref	1.935 SY
Lead	Nomura

You can access the prospectus relating to the registration statement at the following website:

http://www.sec.gov/Archives/edgar/data/33745/000095015705000723/form-sb.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect at +44 (0)207 521 5652.